UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 12, 2006

AMERICAN PACIFIC CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-8137	59-6490478

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada	89169

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The disclosures contained in Item 5.02 below are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)	Effective September 12, 2006, the Board of Directors (the “Board”) of American Pacific Corporation (the “Company”) approved an amendment to the Company’s Bylaws (the “Bylaws”) to allow the Board, from time to time, to appoint separate persons to the positions of President and Chief Executive Officer of the Company if the Board deems it appropriate. Previously, the Bylaws required that the President be the Chief Executive Officer of the Company.

In addition, effective October 15, 2006, the Board appointed Dr. Joseph Carleone as the President and Chief Operating Officer of the Company. Dr. Carleone, who was named to the Board in July 2006, will continue to serve as a member of the Board. Simultaneous with his appointment as the Chief Operating Officer and President, Dr. Carleone resigned from serving on the Corporate Governance and Audit Committees of the Board as these committees are comprised solely of independent directors.

Dr. Carleone, age 60, has served as a director of the Company since July 2006. He has also served as Senior Vice President and Chief Product Officer of Irvine Sensors Corporation from November 2005 until October 2006. From September 2000 to November 2005, Dr. Carleone served as President of Aerojet Fine Chemicals, LLC, a business unit of GenCorp, and Vice President of GenCorp, a technology-based manufacturing company in aerospace and defense, pharmaceutical fine chemicals and automotive businesses. From 1999 to 2000, he was Vice President and General Manager of Remote Sensing Systems at Aerojet. In addition, he served as Vice President, Operations from 1997 to 2000. Dr. Carleone holds a doctorate and master’s degree in Applied Mechanics and a bachelor’s degree in Mechanical Engineering from Drexel University.

After Dr. Carleone’s departure from Aerojet Fine Chemicals, LLC, the Company acquired from GenCorp substantially all of the assets of Aerojet Fine Chemicals, LLC, which are now held and operated by the Company’s wholly-owned subsidiary, Ampac Fine Chemicals LLC.

There are no family relationships between Dr. Carleone and any director, nominee director or executive officer of the Company.

The Company entered into an Employment Agreement (“Carleone Employment Agreement”) with Dr. Carleone, effective on October 15, 2006, pursuant to his appointment as the President and Chief Operating Officer of the Company. This employment agreement provides for an initial term until September 30, 2009, which term shall automatically extend, in the absence of notice to the contrary, from year to year for a total three-year period. Pursuant to this employment agreement, Dr. Carleone is paid an annual base salary of $306,800 (which includes an automobile allowance of $16,800) or such higher salary as determined by the compensation committee of the Board from time to time. This base salary is subject to review by the compensation committee of the Board on the annual anniversary of employment. Furthermore, Dr. Carleone shall be eligible to participate in the Company’s benefit plans and to receive perquisites of employment at least equal to those provided to other Company officers.

This employment agreement is automatically terminated upon the death of Dr. Carleone and may be terminated by the Company if, in the sole opinion of the Company, Dr. Carleone shall be prevented from properly performing his duties under the employment agreement by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any twelve-month period. Furthermore, the Company may terminate Dr. Carleone’s employment agreement at any time for its convenience, or without prior notice if termination is for cause (as defined in the employment agreement). Dr. Carleone may also terminate the employment agreement at any time upon providing 30 days’ written notice to the Company if termination is at his convenience, or upon giving 90 days’ prior written notice to the Company, if anyone other than Dr. Carleone succeeds the current incumbent as Chief Executive Officer of the Company (“Change in Leadership”).

In the event the Company terminates Dr. Carleone’s employment agreement at its convenience prior to September 30, 2009, or if Dr. Carleone terminates the employment agreement due to a Change in Leadership, or the occurrence of a “change of control” or a “corporate transition” (both as defined in the employment agreement) of the Company, regardless of whether Dr. Carleone was terminated in connection with this change, Dr. Carleone will be entitled to receive severance payments in the form of salary continuation for three years (“Carleone Severance Period”), payable on the Company’s normal payroll schedule, provided that this payment will be off-set by income earned from any source during the third year of the Carleone Severance Period. In addition, the Company will pay Dr. Carleone a monthly amount equal to the cost of COBRA under the medical plans offered by the Company for a period of 18 months. In addition, all shares of stock and all unexercised options granted to Dr. Carleone that are unvested shall become fully vested and exercisable.

Dr. Carleone’s employment agreement also restricts him from competing with the Company under certain circumstances during his employment with the Company and for the Carleone Severance Period, if he is to receive the corresponding severance, or for a period of two years after termination of employment.

Finally, Dr. Carleone will receive $50,000 as a hiring incentive, which will need to be repaid should Dr. Carleone voluntarily terminate his employment with the Company within 12 months, reimbursement of certain relocation expenses, and will be granted 10,000 stock options upon commencement of his employment.

On September 12, 2006, the Board also appointed Dana M. Kelley as Vice President and Chief Financial Officer of the Company, effective as of October 1, 2006. Ms. Kelley, age 43, was the acting Chief Financial Officer since March 25, 2006. Ms. Kelley performed financial consulting for the Company from July 2005 and was appointed Director of Finance on February 1, 2006. Ms. Kelley’s current base salary is $185,000 and she is provided benefits that include health care and pension pursuant to her existing employment agreement. In addition, Ms. Kelley will be granted 9,000 stock options on the effective date of her appointment.

Ms. Kelley was employed by Shuffle Master, Inc. as Vice President of Finance and Corporate Controller from May 2002 through April 2005; UNOVA, Inc. as Corporate Controller from September 1999 through April 2002; and Deloitte and Touche LLP from September 1991 through September 1999, most recently as Audit Senior Manager.

There are no family relationships between Ms. Kelley and any director, nominee director or executive officer of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosures contained in Item 5.02 above are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the By-Laws of American Pacific Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: September 18, 2006	By:	/s/ John R. Gibson
John R. Gibson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the By-Laws of American Pacific Corporation